EXHIBIT 99.1

20 North Broadway	Telephone: (405) 235-3611
Oklahoma City, Oklahoma 73102-8260	Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750
DEVON ENERGY’S FIRST QUARTER 2006 EARNINGS INCREASE 24 PERCENT TO
$700 MILLION; EARNINGS PER SHARE UP 37 PERCENT
OKLAHOMA CITY — May 3, 2006 — Devon Energy Corporation (NYSE:DVN) today reported net earnings for the quarter ended March 31, 2006, of $700 million, or $1.58 per common share ($1.56 per diluted common share). These results compare with first-quarter 2005 net earnings of $563 million, or $1.17 per common share ($1.14 per diluted common share). Net earnings increased 24 percent in the first quarter of 2006 compared with the first quarter of 2005. Diluted earnings per share increased by a greater 37 percent in the most recent quarter. This dramatic growth in earnings per share reflects both improved operating performance and the effects of Devon’s share repurchase initiatives. Devon has been repurchasing its common stock since 2004, significantly reducing the number of shares outstanding. The company had an average of 449 million diluted common shares outstanding in the first quarter of 2006, compared with an average of 496 million diluted shares outstanding in the 2005 first quarter.
     First-quarter 2006 reported net earnings of $700 million were reduced by certain items securities analysts typically exclude from their published estimates. Excluding these items, Devon earned $793 million, or $1.76 per diluted share. The excluded items are described in detail in this news release.
Drilling Activity Includes 300th Horizontal Barnett Shale Well
     Devon drilled 656 wells in the first quarter of 2006 with a 98 percent overall success rate. Notable operations in the quarter included:
•	62 wells drilled by Devon in the Barnett Shale in north Texas and preparations to drill more than 300 wells in total in the field during 2006.

•	Initiation of production from Devon’s 300th operated horizontal Barnett Shale well. Devon is the largest producer in the field with 2,164 total wells producing.

•	Completion of Devon’s first horizontal wells in the Groesbeck area in east Texas. These wells are yielding production rates four times greater than typical vertical wells but at just two and a half times the cost.

•	Commencement of an extended production test of the deepwater Jack well in the Gulf of Mexico’s lower Tertiary trend. Test results are expected in the second half of 2006.

•	Drilling 30 wells in the Iron River field and 45 wells in the Manatokan and End Lake fields in the Lloydminster area of western Canada.

•	Continuation of platform fabrication for the offshore Polvo project in Brazil. Devon expects first oil production from Polvo in July of 2007.
Higher Prices and Expiration of Hedges Drive Sales Growth
     Sales of oil, gas and natural gas liquids increased 17 percent to $2.3 billion in the quarter ended March 31, 2006. Higher realized oil, gas and natural gas liquids prices more than offset lower production volumes in the first quarter of 2006. Another factor increasing Devon’s 2006 oil and natural gas sales relative to 2005 was the expiration of hedges that capped realized prices in 2005. None of Devon’s 2006 oil or natural gas production is currently hedged.
     Devon’s first-quarter 2006 average realized natural gas price increased 30 percent to $7.13 per thousand cubic feet in 2006, compared with $5.50 per thousand cubic feet in 2005. The first-quarter 2006 average realized oil price increased 55 percent to $53.35 per barrel compared with $34.47 per barrel in 2005. The average realized price for natural gas liquids in the first quarter of 2006 was $30.18 per barrel, 24 percent greater than the $24.30 per barrel realized in the first quarter of 2005.
     On a barrel of oil equivalent (Boe) basis, Devon’s combined oil, gas and natural gas liquids production averaged 568 thousand Boe per day in the first quarter of 2006. This was 14 percent less than first quarter 2005 average daily production of 660 thousand Boe per day. The decrease in 2006 production was primarily attributable to property divestitures completed subsequent to the first quarter of 2005 and the impact of hurricanes in the second half of 2005. If not for the impact of the 2005 hurricanes, first-quarter 2006 production would have been approximately two percent above first-quarter 2005 production from retained properties.
     Marketing and midstream operating profit increased 45 percent in the first quarter of 2006 to $123 million. Marketing and midstream revenues increased 11 percent to $462 million. Related expenses increased only two percent to $339 million.
Operating Cost Pressures Mitigated by Divestitures
     Devon’s divestiture program in 2005 included properties selected in part because of higher relative operating costs. Divesting higher cost properties has mitigated somewhat the effects of rising costs of oilfield services and supplies. Consequently, first-quarter 2006 lease operating expenses were essentially unchanged at $349 million in the first quarter of 2006 compared with $348 million in the first quarter of 2005.
     Production taxes increased six percent to $83 million in the first quarter of 2006. This increase reflects the significant increase in oil and gas revenues.
     Depreciation, depletion and amortization (DD&A) of oil and gas properties decreased six percent to $507 million compared with $541 million in the first quarter of 2005. Unit DD&A increased nine percent to $9.92 per Boe.
     General and administrative (G&A) expenses increased 54 percent to $90 million compared with the first quarter of 2005. First-quarter 2006 expenses include $6 million for stock option compensation costs. Beginning in 2006, accounting rules require that these costs be expensed.
     Interest expense for the first quarter of 2006 decreased to $101 million. This was 14 percent lower than in same quarter in 2005.
     Income tax expense was $427 million in the first quarter of 2006, or 38 percent of pre-tax earnings. This included $123 million of deferred taxes that do not require the use of cash.
Cash Flow Before Balance Sheet Changes Increases to $1.5 Billion
     Cash flow before balance sheet changes reached $1.5 billion in the first quarter of 2006. This allowed Devon to fund its $1.4 billion exploration and development program, increase dividends and repurchase common stock.
     At March 31, 2006, cash and short-term investments were $2.2 billion. At March 31, 2006, net debt had been reduced to 19 percent of adjusted capitalization, compared with 25 percent at March 31, 2005. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates for the company’s financial results. These items and their effects upon first-quarter 2006 reported earnings were as follows:
•	A change in fair value of derivative financial instruments decreased first-quarter 2006 earnings by $12 million pre-tax ($8 million after tax).

•	A reduction in the carrying value of oil and gas properties reduced first-quarter 2006 earnings by $85 million before and after income taxes.
     The following table summarizes the effects of these items on first-quarter 2006 earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
(in millions)	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$(12)	—	(4)	(4)	(8)	—
Reduction in the carrying value of properties	(85)	—	—	—	(85)	—

Totals	$(97)	—	(4)	(4)	(93)	—

     In aggregate, these items decreased first-quarter 2006 net earnings by $93 million, or 21 cents per common share (20 cents per diluted share).
Conference Call to be Webcast Today
     Devon will discuss its first-quarter 2006 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION DATA	Quarter Ended
(net of royalties)	March 31,
	2006	2005

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	113.5	115.8
U.S. Offshore	16.5	29.1

Total U.S.	130.0	144.9
Canada	59.1	66.2
International	2.2	2.7

Total Natural Gas	191.3	213.8

Oil (MMBbls)
U.S. Onshore	2.8	3.3
U.S. Offshore	2.2	4.5

Total U.S.	5.0	7.8
Canada	3.2	3.2
International	5.2	6.8

Total Oil	13.4	17.8

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.5	4.4
U.S. Offshore	0.1	0.2

Total U.S.	4.6	4.6
Canada	1.2	1.3
International	—	0.1

Total Natural Gas Liquids	5.8	6.0

Oil Equivalent (MMBoe)
U.S. Onshore	26.2	27.0
U.S. Offshore	5.1	9.6

Total U.S.	31.3	36.6
Canada	14.3	15.5
International	5.5	7.3

Total Oil Equivalent	51.1	59.4

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,261.2	1,285.9
U.S. Offshore	182.9	323.6

Total U.S.	1,444.1	1,609.5
Canada	656.3	735.4
International	24.9	30.2

Total Natural Gas	2,125.3	2,375.1

Oil (MBbls)
U.S. Onshore	31.2	37.0
U.S. Offshore	24.3	49.4

Total U.S.	55.5	86.4
Canada	35.7	36.1
International	57.7	75.6

Total Oil	148.9	198.1

Natural Gas Liquids (MBbls)
U.S. Onshore	49.8	49.1
U.S. Offshore	1.4	2.6

Total U.S.	51.2	51.7
Canada	13.6	13.9
International	—	0.8

Total Natural Gas Liquids	64.8	66.4

Oil Equivalent (MBoe)
U.S. Onshore	291.2	300.4
U.S. Offshore	56.3	105.9

Total U.S.	347.5	406.3
Canada	158.6	172.5
International	61.9	81.5

Total Oil Equivalent	568.0	660.3

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
QUARTERLY PRODUCTION DATA - RETAINED PROPERTIES

All periods exclude properties divested in 2005				YOY	Sequential
	Q1 2006	Q1 2005	Q4 2005	% Change	% Change

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	113.5	109.0	119.1	4%	-5%
U.S. Offshore	16.5	19.7	15.0	-16%	10%

Total U.S.	130.0	128.7	134.1	1%	-3%
Canada	59.1	57.6	61.2	2%	-4%
International	2.2	2.7	3.2	-18%	-29%

Total Natural Gas	191.3	189.0	198.5	1%	-4%

Oil (MMBbls)
U.S. Onshore	2.8	2.9	2.9	-2%	-3%
U.S. Offshore	2.2	2.8	2.3	-24%	-5%

Total U.S.	5.0	5.7	5.2	-13%	-4%
Canada	3.2	2.8	3.2	15%	-3%
International	5.2	6.8	5.9	-24%	-12%

Total Oil	13.4	15.3	14.3	-13%	-7%

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.5	4.1	4.3	9%	4%
U.S. Offshore	0.1	0.1	0.0	5%	302%

Total U.S.	4.6	4.2	4.3	8%	6%
Canada	1.2	1.2	1.4	2%	-13%
International	—	0.1	0.1	-100%	-100%

Total Natural Gas Liquids	5.8	5.5	5.8	6%	0%

Oil Equivalent (MMBoe)
U.S. Onshore	26.2	25.2	27.1	4%	-3%
U.S. Offshore	5.1	6.3	4.8	-19%	5%

Total U.S.	31.3	31.5	31.9	-1%	-2%
Canada	14.3	13.6	14.8	5%	-4%
International	5.5	7.3	6.5	-24%	-14%

Total Oil Equivalent	51.1	52.4	53.2	-2%	-4%

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,261.2	1,210.4	1,295.0	4%	-3%
U.S. Offshore	182.9	218.8	163.1	-16%	12%

Total U.S.	1,444.1	1,429.2	1,458.1	1%	-1%
Canada	656.3	640.3	665.9	2%	-1%
International	24.9	30.2	34.3	-18%	-28%

Total Natural Gas	2,125.3	2,099.7	2,158.3	1%	-2%

Oil (MBbls)
U.S. Onshore	31.2	31.8	31.6	-2%	-1%
U.S. Offshore	24.3	32.0	25.0	-24%	-3%

Total U.S.	55.5	63.8	56.6	-13%	-2%
Canada	35.7	31.0	35.8	15%	0%
International	57.7	75.6	63.9	-24%	-10%

Total Oil	148.9	170.4	156.3	-13%	-5%

Natural Gas Liquids (MBbls)
U.S. Onshore	49.8	45.9	46.9	9%	6%
U.S. Offshore	1.4	1.4	0.3	5%	311%

Total U.S.	51.2	47.3	47.2	8%	8%
Canada	13.6	13.3	15.3	2%	-11%
International	—	0.8	0.8	-100%	-100%

Total Natural Gas Liquids	64.8	61.4	63.3	6%	2%

Oil Equivalent (MBoe)
U.S. Onshore	291.2	279.4	294.3	4%	-1%
U.S. Offshore	56.3	69.8	52.5	-19%	7%

Total U.S.	347.5	349.2	346.8	-1%	0%
Canada	158.6	151.1	162.0	5%	-2%
International	61.9	81.5	70.5	-24%	-12%

Total Oil Equivalent	568.0	581.8	579.3	-2%	-2%

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

REALIZED PRICE DATA	Quarter Ended
(average realized prices)	March 31,
	2006	2005

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$6.89	5.17
U.S. Offshore	$8.26	6.56
Total U.S.	$7.07	5.45
Canada	$7.37	5.68
International	$4.21	3.83

Total Natural Gas	$7.13	5.50

Oil ($/Bbl)
U.S. Onshore	$57.58	43.48
U.S. Offshore	$60.13	32.84
Total U.S.	$58.70	37.39
Canada	$38.14	23.91
International	$57.60	36.16

Total Oil	$53.35	34.47

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$26.61	21.96
U.S. Offshore	$36.65	26.14
Total U.S.	$26.89	22.17
Canada	$42.56	31.98
International	$—	28.13

Total Natural Gas Liquids	$30.18	24.30

Oil Equivalent ($/Boe)
U.S. Onshore	$40.58	31.06
U.S. Offshore	$53.81	35.99
Total U.S.	$42.72	32.35
Canada	$42.73	31.78
International	$55.43	35.26

Total Oil Equivalent	$44.11	32.56

BENCHMARK PRICES
(average prices)

	Quarter Ended
	March 31,
	2006	2005

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$9.01	6.27
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$63.41	49.90

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(average floating price differentials from benchmark prices)

	Quarter Ended
	March 31,
	2006	2005

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(2.12)	(1.09)
U.S. Offshore	$(0.75)	0.29
Total U.S.	$(1.94)	(0.82)
Canada	$(1.64)	(0.43)
International	$(4.80)	(1.46)

Total Natural Gas	$(1.88)	(0.70)

Oil ($/Bbl)
U.S. Onshore	$(5.83)	(4.66)
U.S. Offshore	$(3.28)	(4.80)
Total U.S.	$(4.67)	(4.74)
Canada	$(25.27)	(13.10)
International	$(5.81)	(7.95)

Total Oil	$(10.06)	(7.49)

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATION	Quarter Ended
(in million, except per share data)	March 31,
	2006	2005

Revenues

Oil sales	$715	615
Gas sales	1,364	1,175
Natural gas liquids sales	176	145
Marketing & midstream revenues	462	416

Total revenues	2,717	2,351

Expenses

Lease operating expenses	349	348
Production taxes	83	78
Marketing & midstream operating costs and expenses	339	331
Depreciation, depletion and amortization of oil and gas properties	507	541
Depreciation and amortization of non-oil and gas properties	42	38
Accretion of asset retirement obligation	11	12
General & administrative expenses	90	58
Interest expense	101	118
Effects of changes in foreign currency exchange rates	(1)	—
Change in fair value of derivative financial instruments	12	52
Reduction of carrying value of oil and gas properties	85	—
Other income, net	(28)	(138)

Total expenses	1,590	1,438

Earnings before income tax expense	1,127	913

Income tax expense (benefit)

Current	304	352
Deferred	123	(2)

Total income tax expense	427	350

Net earnings	700	563

preferred stock dividends	2	2

Net earnings applicable to common stockholders	$698	561

Basic	$1.58	1.17
Diluted	$1.56	1.14
Basic weighted average shares outstanding	442	480
Dilute weighted average shares outstanding	449	496

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS

(in millions)	March 31,	December 1,
	2006	2005
		(Audited)

Assets

Current assets

Cash and cash equivalents	$1,494	1,606
Short-term investments	734	680
Accounts receivable	1,320	1,601
Deferred income taxes	69	158
Other current assets	177	161

Total current assets	3,794	4,206

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,169 and $2,747 excluded from amortization in 2006 and 2005, respectively)	35,673	34,246
Less accumulated depreciation, depletion and amortization	15,650	15,114

Net property and equipment	20,023	19,132

Investment in Chevron Corporation common stock, at fair value	822	805
Goodwill	5,702	5,705
Other assets	424	425

Total Assets	$30,765	30,273

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable:
Trade	$1,139	947
Revenues and royalties due to others	500	666
Income taxes payable	412	293
Current portion of long-term debt	665	662
Accrued interest payable	82	127
Fair value of derivative financial instruments	16	18
Current portion of asset retirement obligation	51	50
Accrued expenses and other current liabilities	62	171

Total current liabilities	2,927	2,934

Debentures exchangeable into shares of Chevron Corporation common stock	713	709
Other long-term debt	5,241	5,248
Fair value of derivative financial instruments	138	125
Asset retirement obligation, long-term	634	618
Other liabilities	371	372
Deferred income taxes	5,439	5,405

Stockholders’ equity

Preferred stock	1	1
Common stock	44	44
Additional paid-in capital	6,733	6,928
Retained earnings	7,126	6,477
Accumulated other comprehensive income	1,416	1,414
Treasury stock	(18)	(2)

Stockholders’ Equity	15,302	14,862

Total Liabilities & Stockholders’ Equity	$30,765	30,273

Common Shares Outstanding	440	443

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)	Quarter Ended March 31,
	2006	2005

Cash Flows From Operating Activities

Net earnings	$700	563
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	549	579
Deferred income tax expense (benefit)	123	(2)
Net gain on sales of non-oil and gas property and equipment	(5)	(150)
Reduction of carrying value of oil and gas properties	85	—
Other non-cash charges to net earnings	40	75

	1,492	1,065
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	283	(44)
Other current assets	(15)	(8)
Long-term other assets	(18)	32
Increase (decrease) in:
Accounts payable	(169)	51
Income taxes payable	115	205
Long-term debt, including current maturities	—	4
Accrued interest and expenses	(160)	82
Long-term other liabilities	(6)	1

Net cash provided by operating activities	1,522	1,388

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	19	432
Capital expenditures	(1,317)	(867)
Purchases of short-term investments	(495)	(1,147)
Sales of short-term investments	441	1,081

Net cash used in investing activities	(1,352)	(501)

Cash Flows From Financing Activities

Principal payments on long-term debt	(3)	—
Proceeds from exercise of stock options	19	57
Repurchase of common stock	(252)	(557)
Excess tax benefits related to stock-based compensation	4	—
Dividends paid on common stock	(49)	(36)
Dividends paid on preferred stock	(2)	(2)

Net cash used in financing activities	(283)	(538)

Effect of exchange rate changes on cash	1	(2)
Net (decrease) increase in cash and cash equivalents	(112)	347
Cash and cash equivalents at beginning of period	1,606	1,152

Cash and cash equivalents at end of period	$1,494	1,499

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION

DRILLING ACTIVITY	Quarter Ended
	March 31,
	2006	2005

Exploration Wells Drilled
U.S.	21	12
Canada	66	117
International	3	—

Total	90	129

Exploration Wells Success Rate

U.S.	90%	67%
Canada	98%	91%
International	0%	0%

Total	93%	89%

Development Wells Drilled

U.S.	283	280
Canada	273	267
International	10	9

Total	566	556

Development Wells Success Rate

U.S.	99%	99%
Canada	100%	99%
International	100%	100%

Total	99%	99%

Total Wells Drilled

U.S.	304	292
Canada	339	384
International	13	9

Total	656	685

Total Wells Success Rate

U.S.	98%	97%
Canada	99%	97%
International	77%	100%

Total	98%	97%

COMPANY OPERATED RIGS	March 31,
	2006	2005

Number of Company Operated Rigs Running

U.S.	55	54
Canada	13	7
International	3	2

Total	71	63

CAPITAL EXPENDITURES DATA	Quarter Ended
(in millions)	March 31,
	2006	2005

Capital Expenditures

U.S. Onshore	$501	333
U.S. Offshore	147	106

Total U.S.	648	439
Canada	582	474
International	127	32
Marketing & midstream	77	12
Capitalized general & administrative costs	57	47
Capitalized interest costs	16	19
Corporate	27	7

	$1,534	1,030

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
Non-GAAP Financial Measures
     The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION	Quarter Ended
(in millions)	March 31,
	2006	2005

Net Cash Provided By Operating Activities (GAAP)	$1,522	1,388

Changes in assets and liabilities	(30)	(323)

Cash flow before balance sheet changes (Non-GAAP)	$1,492	1,065

     Devon believes that using net debt, defined as debt less cash, short-term investments, and the market value of Chevron common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Included in Devon’s indebtedness are $713 million of debentures exchangeable into 14.2 million shares of Chevron common stock owned outright by Devon. As of March 31, 2006, the market value of the shares ($822 million) exceeded the related debt obligation, Devon believes deducting the market value of the stock provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.

RECONCILIATION TO GAAP INFORMATION
(in millions)	March 31,
	2006	2005

Total debt (GAAP)	$6,619	7,940
Adjustments:
Cash and short-term investments	(2,228)	(2,532)
Market value of Chevron Corporation common stock	(822)	(827)

Net Debt (Non-GAAP)	$3,569	4,581

Total Capitalization

Total debt	$6,619	7,940
Stockholders’ equity	15,302	13,634

Total Capitalization (GAAP)	$21,921	21,574

Adjusted Capitalization

Net debt	$3,569	4,581
Stockholders’ equity	15,302	13,634

Adjusted Capitalization (Non-GAAP)	$18,871	18,215